UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 11, 2014

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, Shawn J. Lindquist, the company’s Chief Legal Officer, Executive Vice President and Secretary, resigned his position at Fusion-io to pursue another opportunity as Chief Legal Officer, Executive Vice President and Secretary of Vivant Solar, Inc., a private company in the solar industry. He will continue to provide transitional consulting services to help ensure a smooth transition of his duties and responsibilities at Fusion-io. During the consulting period Mr. Lindquist’s outstanding equity awards will continue vesting. He will receive no other consideration for his services.

Daniel E. Stevenson, who has served as Vice President and Associate General Counsel since June 2010, has been appointed as Acting General Counsel and will assume Mr. Lindquist’s responsibilities at Fusion-io.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement between Fusion-io and Shawn J. Lindquist, dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: February 12, 2014	By:	/s/ Shane V. Robison
	Name:	Shane V. Robison
	Title:	Chief Executive Officer